SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 24, 2018

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 25, 2018, Taladin, Inc. (“Taladin”), a wholly-owned subsidiary of Vertical Computer Systems, Inc. (the “Company”) executed an amendment to a pledge agreement (the “Amended Pledge Agreement”) with a third party lender and the Company and its subsidiary, NOW Solutions, Inc. (“NOW Solutions”) executed an amendment of certain promissory notes (the “Notes”) issued to the lender by the Company and NOW Solutions in the aggregate principal amount of $715,000. The outstanding balance due under the Notes as of June 30, 2018, including interest, is $2,093,334 (plus $280,000 in penalties).

Under the original pledge agreement, Taladin pledged 20,000,000 shares (the “Pledged Shares”) of the Company’s common stock to the lender to secure obligations under the Notes, as amended, consisting of (a) promissory note issued by NOW Solutions in the principal amount of $215,000 issued on September 4, 2003 and assigned to the lender effective on January 4, 2004, (b) the promissory note issued by VCSY in the principal amount of $200,000 issued on October 24, 2006 and (c) the promissory note issued by VCSY in the principal amount of $300,000 issued on March 5, 2007.

Terms of the Amended Pledge Agreement. Under the terms of the Amended Pledge Agreement, in lieu of selling the Pledged Shares pursuant to the original terms of the pledge agreement, Taladin and the lender agreed that Taladin, or a party acting on Taladin’s behalf, may purchase a total of 10,000,000 shares of the Pledged Shares from Taladin at a purchase price of $0.015 per share over the period that runs from the date first set forth above until August 24, 2018 (the “Selling Period”). Four installment payments, each in the amount of $37,500 (the “Installment Payments”), will be made to the lender no later than (a) August 3, 2018, (b) August 10, 2018, (c) August 17, 2018 and (d) August 24, 2018. Provided that the Installment Payments are timely made to the lender during the Selling Period, all rights to 10,000,000 shares of the Pledged Stock that have been paid for under this agreement will be transferred to the purchaser(s) of such shares of Pledged Stock. In the event that any of the weekly Installment Payments are not timely made to the lender, then none of the Pledged Shares will be transferred and any such payments that were made will be applied to the penalties due under the Notes, as amended.

Terms of the Amendment of the Notes. Under the terms of the amendment to the Notes, all defaults under the Notes are deemed cured; however, the default interest rate of 16% will continue to apply, subject to the terms of the amendment of the Notes. Provided the weekly Installment Payments (beginning on August 3, 2018) are timely made to the lender under the terms of the Amended Pledge Agreement, then the Notes will be amended as follows: (a) $125,000 will applied to the currently outstanding penalties in the amount of $280,000 which will be deemed to be paid in full (and the remaining $155,000 in penalties will be cancelled) and (b) a payment of $25,000 will be applied toward the Notes; (c) beginning on September 1, 2018, and continuing on the first day of each month thereafter, the Company shall make $25,000 monthly installments payments until January 31, 2020 (the “Maturity Date”) at which time all outstanding amounts under the Notes will be due; (d) upon an additional payment of $175,000, the annual interest rate for all of the Notes will be reduced to an annual interest rate of 12%, provided that if, at any time the delinquent monthly payments exceed $75,000, the annual interest rate will be raised to an annual interest rate of 16%.

Provided that the weekly Installment Payments are timely made to the lender under the terms of the Amended Pledge Agreement, then, the cure period for any monthly installment payments due under the Notes that are not timely made will be 90 days and in the event that either the sale of the Pledged Shares does not satisfy the past due balance or full payment of a monthly payment is not made within 90 days of the date such payment becomes due, the lender may elect to accelerate all amounts due and owing under the Notes to be due immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc. (Registrant)

Date: July 31, 2018	By: /s/ Richard Wade
Richard Wade
President/CEO